AMENDMENT
TO THE
PREMIER POWER RENEWABLE ENERGY, INC.
2008 EQUITY INCENTIVE PLAN

In accordance with Section 1.5 of that certain Premier Power Renewable Energy, Inc. 2008 Equity Incentive Plan (the “Plan”), the board of directors of Premier Power Renewable Energy, Inc. (the “Company”) does hereby certify that the Plan was amended on November 4, 2010 by deleting the first sentence of Section 1.3.1 which states:

“Subject to the provisions of Section 7.1, the shares of Common Stock that may be issued pursuant to Stock Options and Stock Awards granted under this Plan shall not exceed Two Million Nine Hundred Fifty One Thousand Eight Hundred Seventy Five (2,951,875) shares in the aggregate.”

and by replacing it with the following:

“Subject to the provisions of Section 7.1, the shares of Common Stock that may be issued pursuant to Stock Options and Stock Awards granted under this Plan shall not exceed Four Million Nine Hundred Fifty One Thousand Eight Hundred Seventy Five (4,951,875) shares in the aggregate.”

In all other respects, the terms and conditions of the Plan shall remain the same.

WHEREFORE, this Amendment effective November 4, 2010 to the Premier Power Renewable Energy, Inc. 2008 Equity Incentive Plan has been executed on May 13, 2011.

[SIGNATURES APPEAR ON NEXT PAGE]

DIRECTORS:

/s/ Dean R. Marks
Dean R. Marks

/s/ Miguel de Anquin
Miguel de Anquin

/s/ Kevin Murray
Kevin Murray

/s/ Robert Medearis
Robert Medearis

/s/ Tommy Ross
TommyRoss